                                                                   EXHIBIT 25.01
                                                                   -------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1
                                   _________

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)


    STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

            United States                                06-1143380
  (Jurisdiction of incorporation or                    (I.R.S. Employer
organization if not a U.S. national bank)            Identification No.)

     633 West 5th Street, 12th Floor, Los Angeles, California      90071
          (Address of principal executive offices)        (Zip Code)

          Lynda A. Vogel, Senior Vice President and Managing Director
     633 West 5th Street, 12th Floor, Los Angeles, California      90071
                                 (213) 362-7399
           (Name, address and telephone number of agent for service)

                              At Home Corporation
              (Exact name of obligor as specified in its charter)

            Delaware                                       77-0408542
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                    450 Broadway Street, Redwood, CA  94063
              (Address of principal executive offices)  (Zip Code)

                 4 3/4% Convertible Subordinated Notes due 2006
                              (TYPE OF SECURITIES)

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                                    GENERAL

Item 1.  General Information.

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervisory authority to which it is subject.

          Comptroller of the Currency, Western District Office, 50 Fremont Street, Suite 3900, San Francisco, California, 94105-2292

       (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

       If the Obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

       (See notes on page 2.)

Item 3. through Item 15.  Not applicable.

Item 16.  List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       1. A copy of the articles of association of the trustee as now in effect.

           A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

       2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

           A Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

       3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

           Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).

       4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

           A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

       5. A copy of each indenture referred to in Item 4. if the obligor is in default.

           Not applicable.

       6.  The consents of United States institutional trustees required by
       Section 321(b) of the Act.

           The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                     NOTES

     In answering any item of this Statement of Eligibility, which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, National Association, a national banking association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 11th day of February, 2000.


                     STATE STREET BANK AND TRUST COMPANY
                     OF CALIFORNIA, NATIONAL ASSOCIATION


                     By: /S/ Mark Henson
                         ---------------
                         NAME:  Mark Henson
                         TITLE: Assistant Vice President

                                   EXHIBIT 6


                             CONSENT OF THE TRUSTEE

           Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by At Home Corporation of its 4 3/4% Convertible Subordinated Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         STATE STREET BANK AND TRUST COMPANY
                         OF CALIFORNIA, NATIONAL ASSOCIATION


                         By: /S/ Mark Henson
                             ---------------
                             NAME:  Mark Henson
                             TITLE: Assistant Vice President


Dated: February 11, 2000